EXHIBIT 12

                           THE BANK OF NEW YORK COMPANY, INC.
                          Ratios of Earnings to Fixed Charges
                                 (Dollars in millions)

                                        Three Months Ended   Nine Months Ended
                                              September 30,       September 30,
------------------------------------    ------------------  ------------------
                                          2004      2003      2004      2003
                                        --------  --------  --------  --------
EARNINGS
--------

Income Before Income Taxes              $    539  $    391  $  1,576  $  1,293
Fixed Charges, Excluding Interest
  on Deposits                                 79        69       218       196
                                        --------  --------  --------  --------
Income Before Income Taxes and
  Fixed Charges Excluding Interest
  on Deposits                                618       460     1,794     1,489
Interest on Deposits                         139       113       384       397
                                        --------  --------  --------  --------
Income Before Income Taxes and
  Fixed Charges, Including Interest
  on Deposits                           $    757  $    573  $  2,178  $  1,886
                                        ========  ========  ========  ========

FIXED CHARGES
-------------

Interest Expense, Excluding Interest
  on Deposits                           $     62  $     55  $    170  $    158
One-Third Net Rental Expense*                 17        14        48        38
                                        --------  --------  --------  --------
Total Fixed Charges, Excluding Interest
  on Deposits                                 79        69       218       196
Interest on Deposits                         139       113       384       397
                                        --------  --------  --------  --------
Total Fixed Charges, Including Interest
  on Deposits                           $    218  $    182  $    602  $    593
                                        ========  ========  ========  ========

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits              7.82x     6.67x     8.23x     7.60x
Including Interest on Deposits              3.47      3.15      3.62      3.18

*The proportion deemed representative of the interest factor.